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                                                             Exhibit 3.2


                                     BYLAWS


                                       OF


                                   SEEC, INC.


                             ADOPTED JULY 15, 1996
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                               ARTICLE I

                           NOTICE OF MEETINGS

     1.01. NOTICE OF SHAREHOLDER MEETINGS. Written notice of every meeting of the shareholders shall be given by or at the direction of the Secretary to each shareholder of record entitled to vote at such meeting at least five days prior to the date of such meeting or, in the case of a meeting called to consider a fundamental change under Chapter 19 of the Pennsylvania Business Corporation Law of 1988, 15 Pa. C.S. Section 101 et seq., as amended (as so amended, and as the same may be further amended, the "BCL"), at least 10 days prior to the date of such meeting. Each such notice shall specify the place, date and time of such meeting. Notice of a special meeting of the shareholders shall also specify the general nature of the business to be transacted at such meeting. Except as otherwise expressly provided herein or by law, notices of shareholder meetings need not contain any additional information.

     1.02. NOTICE OF BOARD OF DIRECTORS MEETINGS. Notice of meetings of the Board of Directors of the Corporation (the "Board") is not required; provided, that in the case of a special meeting of the Board, the Secretary or his designee shall use his reasonable best efforts to give prior notice of the place, date and time of such meeting, either verbally or in writing, to each director.

     1.03. MANNER OF GIVING WRITTEN NOTICE. Whenever written notice is required to be given to any director or shareholder pursuant to any provision of these By-Laws or the Articles of Incorporation of the Corporation (the "Articles"), or pursuant to any provision of the BCL:

         (a) such notice may be given either by delivering a copy thereof personally or by sending a copy by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by telecopier;

         (b) notices sent by one of the means designated in paragraph
(a) above shall be sent to the address (or the telex, TWX or telecopier number) of (i) a shareholder appearing on the books of the Corporation or (ii) a director supplied by such director to the Corporation for purposes of notice; and

         (c) notices shall be deemed to have been given (i) upon receipt, if delivered personally, (ii) when deposited in the United States mail or with an express mail service, telegraph office or courier service, if sent by first class mail, express mail, telegram or courier service or (iii) when dispatched, if sent by telex, TWX or telecopier.

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     1.04. WAIVER OF NOTICE. Whenever written notice is required to be given to any director or shareholder pursuant to any provision of these By-Laws or the Articles, or pursuant to any provision of the BCL, the requirement of such notice shall be deemed to be waived:

         (a) upon receipt by the Corporation, whether before or after the date of the meeting with respect to which such notice was required to have been given, of a written waiver of such notice specifying the date, place and time of such meeting and executed by the person entitled to receive such notice; or

         (b) upon attendance by the person entitled to receive such notice at the meeting with respect to which such notice was required to have been given, unless such person attends such meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business because the meeting was not lawfully called or convened.

A written waiver of a notice required to have been given in connection with a special meeting of the shareholders shall specify the general nature of the business to be, or which was, transacted at such meeting. Except as otherwise expressly provided herein or by law, written waivers of notice need not contain any additional information.


                               ARTICLE II

                              SHAREHOLDERS

     2.01. SHAREHOLDER MEETINGS.

         (a) ANNUAL MEETINGS. At least one meeting of the shareholders shall be held in each calendar year for the purpose of electing directors and conducting such other business as may properly come before such meeting. The Board shall fix the place, date and time of each such meeting and shall direct the Secretary to give the required notice of the same.

         (b) SPECIAL MEETINGS. A special meeting of the shareholders may be called at any time by (i) the Board or (ii) shareholders entitled to cast at least 20% of the votes that all shareholders are entitled to cast at such meeting. The persons calling any such meeting shall fix the place, date and time thereof and shall direct the Secretary to give the required notice of the same.

         (c) USE OF CONFERENCE TELEPHONE. One or more persons may participate in any meeting of the shareholders by means of a conference telephone or similar communications equipment which permits all persons participating in the meeting to hear each other. Participation in a meeting by such means shall constitute presence in person at such meeting.


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     2.02. QUORUM. The presence at a meeting of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter shall constitute a quorum for purposes of consideration and action on such matter.

     2.03. ACTION BY SHAREHOLDERS.

         (a) ACTION AT MEETINGS. No corporate action shall be taken at any meeting of the shareholders unless such meeting is duly organized. A meeting of the shareholders shall be "duly organized" for the purposes of these By-Laws if (i) such meeting is called in accordance with the provisions of these By-Laws, (ii) notice of such meeting is given in accordance with these By-Laws, or the requirement of such notice is waived (either before, during or after such meeting) in accordance with these By-Laws and (iii) a quorum is present. Any corporate action which is authorized by a majority of the votes cast at a duly organized meeting of the shareholders shall constitute action by the shareholders, notwithstanding the withdrawal from such meeting of enough shareholders to leave less than a quorum.

         (b) ACTION BY UNANIMOUS CONSENT. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if, prior or subsequent to the action, a written consent or consents thereto by all of the shareholders who would be entitled to vote at a meeting for such purpose shall be filed with the Secretary.

         (c) ACTION BY PARTIAL CONSENT. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting, which consent or consents shall be filed with the Secretary; provided, that no such action shall become effective until 10 days' prior written notice of the action has been given to each shareholder entitled to vote thereon who has not consented thereto.

     2.04. VOTING RIGHTS OF SHAREHOLDERS. Unless otherwise provided in the Articles, every shareholder shall be entitled to one vote for every share standing in his name on the books of the Corporation. Unless otherwise provided in the Articles, in each election of directors every shareholder entitled to vote shall have the right to multiply the number of votes to which he may be entitled by the total number of directors to be elected and he may cast the whole number of his votes for one candidate or he may distribute them among any two or more candidates.

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                              ARTICLE III

                           BOARD OF DIRECTORS

     3.01. POWERS. Except as otherwise expressly provided herein or by law, all powers vested by law in the Corporation shall be exercised by or under the authority of, and the business affairs of the Corporation shall be managed by or under the direction of, the Board.

     3.02. NUMBER AND TERM OF OFFICE OF DIRECTORS. The number of directors which shall constitute the full Board of Directors shall be fixed by the Board of Directors. A full Board shall be elected by the shareholders at each annual meeting of the shareholders. Each director shall hold office for a term of one year and thereafter until his successor has been elected by the shareholders, or until his earlier death, resignation or removal.

     3.03. VACANCIES. Vacancies in the Board, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining directors, even if such remaining directors constitute less than a quorum. Each director so elected shall hold office only until his successor has been elected by the shareholders.

     3.04. REMOVAL OF DIRECTORS. Any director may be removed from office, with or without assigning any cause, upon the affirmative vote of shareholders holding shares representing at least a majority of all votes entitled to be cast for the election of directors; provided, that an individual director shall not be removed (unless the entire Board is removed) if sufficient votes are cast against the resolution for his removal which, if cumulatively voted at a regular election of directors, would be sufficient to elect one or more directors.

     3.05. BOARD OF DIRECTORS MEETINGS.

         (a) REGULAR MEETINGS. The Board shall hold an annual meeting immediately after the annual meeting of shareholders, and may hold such additional regular meetings at such places, dates and times as it shall determine.

         (b) SPECIAL MEETINGS. A special meeting of the Board may be called at any time by the President or any two directors. The persons calling any such meeting shall fix the place, date and time thereof and shall direct the Secretary to give the required notice of the same.

         (c) USE OF CONFERENCE TELEPHONE. One or more persons may participate in any meeting of the Board by means of a conference telephone or similar communications equipment which permits all persons participating in the meeting to hear each other. Participation in a meeting by such means shall constitute presence in person at such meeting.

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     3.06. QUORUM. The presence at a meeting of the Board of a majority of directors then in office shall constitute a quorum for the transaction of business

     3.07. ACTION BY DIRECTORS.

         (a) ACTION AT MEETINGS. Any corporate action which is authorized by a majority of the directors present and voting at a meeting of the Board at which a quorum is present shall constitute action by the Board.

         (b) ACTION BY UNANIMOUS CONSENT. Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if, prior or subsequent to the action, a written consent or consents thereto by all of the directors then in office shall be filed with the Secretary.

     3.08. INTERESTED DIRECTORS AND OFFICERS. A contract or transaction between the Corporation and one or more of its directors or officers (or any entity of which one or more of its directors or officers is a director, officer or principal or in which one or more of its directors or officers has a financial or other interest) shall not be void or voidable solely for that reason, or solely because such director or officer is present at or participates in any meeting of the Board that authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

         (a) the material facts as to the relationship or interest and as to the contract or transaction are disclosed to or otherwise known by the Board and the Board authorizes the same by the affirmative votes of a majority of the disinterested directors, even if such disinterested directors constitute less than a quorum;

         (b) the material facts as to the relationship or interest and as to the contract or transaction are disclosed to or otherwise known by the shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by a vote of such shareholders; or

         (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board or the shareholders.

For the purpose of determining the presence of a quorum at a meeting of the Board described in paragraph (a) above, interested directors may be counted.

     3.09. COMMITTEES. The Board may, by a resolution adopted by a majority of the directors then in office, establish one or more committees. Each committee shall consist of one or more directors who shall serve at the discretion of the Board. The


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Executive Committee, if one shall be created, shall have the full power and authority of the Board, and each other committee which may be created shall have the power and authority specified in the resolution creating the same; provided, that no committee shall:

         (a) submit to the shareholders any action requiring approval of the shareholders;

         (b) create or fill any vacancies in the Board;

         (c) adopt, amend or repeal any provision of these By-Laws;

         (d) amend or repeal any resolution of the Board that by its terms is amendable or repealable only by the Board; or

         (e) take action on any matter which by these By-Laws or a resolution of the Board is committed to another committee of the Board.

The provisions of Article I and this Article III dealing with notice to directors, meetings of the Board and quorums shall be applicable to all committee meetings.

     3.10. PERSONAL LIABILITY OF DIRECTORS. To the fullest extent that the laws of the Commonwealth, as the same may be amended from time to time, permit elimination or limitation of the liability of directors, no director shall be personally liable for monetary damages for any action taken, or any failure to take any action, in his capacity as a director. The provisions of this Section (a) shall be deemed to be a contract with each person who serves as a director at any time while this Section is in effect, and each such director shall be deemed to be serving in reliance on the provisions of this Section, (b) shall continue as to each person who has ceased to be a director which respect to the periods when he was a director and (c) shall inure to the benefit of each director's heirs and legal representatives. Any amendment or repeal of this Section, and any amendment to the Articles or any other provision of these By-Laws, which has the effect of increasing the personal liability of directors shall operate prospectively only and shall not have any effect with respect to any action taken, or any failure to act, by a director prior to the effective date of such amendment or repeal.


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                                   ARTICLE IV

                                    OFFICERS

     4.01. ELECTION OF OFFICERS. At its annual meeting the Board shall elect a President, a Secretary and a Treasurer, and may elect such Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as it deems necessary or advisable. Unless sooner removed by the Board of Directors, all such officers shall hold office for the term of the Board by which they are elected and until their successors are elected. Any number of offices may be held by the same person.

     4.02. REMOVAL OF OFFICERS; VACANCIES. Any officer may be removed by the Board whenever, in its judgment, the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. The Board shall have the power to fill any vacancies in any office occurring in any manner.

     4.03. PRESIDENT AND VICE PRESIDENTS. The President shall be the chief executive officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. The Vice Presidents shall perform such duties as shall be assigned to them by the Board or the President and, in the absence or disability of the President, shall perform the duties of the President in order of their seniority.

     4.04. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall attend the meetings of the shareholders and the Board and keep minutes thereof in suitable books kept for that purpose. He shall have custody of the stock books and stock ledgers of the Corporation and shall give, or cause to be given, all notices as are required by law, the Articles or these By-Laws. He shall perform such other duties as may be prescribed by the Board or the President, as well as all the usual duties incident to the office of Secretary. Assistant Secretaries shall perform such duties as may be assigned to them by the Board, the President or the Secretary and, in the absence or disability of the Secretary, shall perform the duties of the Secretary in the order of their seniority.

     4.05. TREASURER AND ASSISTANT TREASURERS. The Treasurer shall have custody of the corporate funds and securities and shall keep, or cause to be kept, full and accurate accounts of receipts and disbursements in books kept for that purpose. He shall deposit all monies and other valuable effects in the name and to the credit of the Corporation, in such depository as the Board shall designate. As directed by the Board or the President, he shall disburse monies of the Corporation, taking proper vouchers for such disbursements, and shall render to the Board and the President an account of all his transactions as Treasurer and of the financial condition of the Corporation. In

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addition, he shall perform all the usual duties incident to the office of
Treasurer. Assistant Treasurers shall perform such duties as may be assigned to them by the Board, the President or the Treasurer and, in the absence or disability of the Treasurer, shall perform the duties of the Treasurer in the order of their seniority.


                                   ARTICLE V

               INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

     5.01. CERTAIN DEFINITIONS. As used in this Article V the following terms shall have the following meanings:

         (a) "Action," with respect to any Indemnitee, shall mean any action or proceeding, whether civil, criminal, administrative or investigative, and including without limitation any action or proceeding by or in the right of the Corporation, in which such Indemnitee is involved or threatened to be involved as a party, witness or otherwise by reason of the same relationship with the Corporation as gives rise to his status as an Indemnitee, but shall exclude any such action or proceeding initiated by or for the benefit of such Indemnitee.

         (b)   "Expenses" shall mean all costs and expenses
(including without limitation attorneys' fees and court costs) actually and reasonably incurred by an Indemnitee in connection with any Action.

         (c) "Indemnitee" shall mean (i) any director or officer of the Corporation in his capacity as such and in such other capacities as the Corporation may request him to serve in from time to time, including without limitation as an officer, director, partner, trustee, fiduciary, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise, and (ii) such other persons as the Board may by resolution determine from time to time are entitled to the benefits of this Article, so long as such persons are employees or agents of the Corporation, or are serving in another capacity at the request of the Corporation, including without limitation as an officer, director, partner, trustee, fiduciary, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise.

         (d) "Liabilities" shall mean all judgments, fines, penalties and settlement amounts for which an Indemnitee is liable as a result of an Action.

         (e) "Prohibited Conduct", with respect to any Indemnitee, shall mean any act or omission by such Indemnitee which (i) is performed in bad faith or with actual knowledge that it is not in the best interests of the Corporation or that it is

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unlawful, (ii) constitutes willful misconduct or recklessness within the meaning of BCL Section Section 513(b) or 1746(b) or (iii) results in the receipt by such Indemnitee from the Corporation of a personal benefit to which he is not legally entitled.

     5.02. RIGHT TO INDEMNIFICATION. The Corporation shall indemnify each Indemnitee against all Liabilities and Expenses unless the Action out of which such Liabilities and Expenses arise discloses, or it is determined pursuant to
Section 5.03, that such Indemnitees engaged in Prohibited Conduct.

     5.03. PROCEDURE FOR INDEMNIFICATION. If, following the conclusion of any Action, an Indemnitee believes that he is entitled to indemnification under
Section 5.02, he shall submit a written request to be so indemnified to the Corporation. Promptly after the Corporation's receipt of such request, a determination shall be made as to whether such Indemnitee is entitled to indemnification, which determination shall be made by the Board by a majority vote of a quorum consisting of directors who were not party to such Action or, if such a quorum is not obtainable or if a majority vote of a quorum of such disinterested directors directs, by the shareholders. If it is determined that such indemnification is proper, in whole or in part, then the funds requested by such Indemnitee for such indemnification or portion thereof shall promptly be forwarded to such Indemnitee. If it is determined that such indemnification is not proper, in whole or in part, then the Corporation shall promptly forward to such Indemnitee a written explanation of the reason(s) why such indemnification was denied. The foregoing determination procedure shall not be applicable if, and to the extent that, indemnification is ordered by a court.

     5.04. RIGHT TO ADVANCEMENT OF EXPENSES. Each Indemnitee shall be entitled to have his Expenses paid by the Corporation in advance of the final disposition of the Action out of which such Expenses arose upon the receipt by the Corporation of a written request therefor and an undertaking by or on behalf of such Indemnitee to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification against such Expenses.

     5.05. RIGHT OF INDEMNITEE TO INITIATE ACTION. If the amount set forth in an Indemnitee's written request under Section 5.03 or 5.04 is not paid in full by the Corporation within 30 days after the same (together with such evidence that the amounts requested have been or will be incurred as the Corporation may reasonably request) has been received by the Corporation then, subject to Section 5.06, the Indemnitee may initiate an action against the Corporation to recover the amount requested. If an Indemnitee is successful, in whole or in part, in any such action, then the Corporation shall reimburse such Indemnitee for all costs and expenses (including without limitation attorneys' fees and court costs) actually and reasonably incurred by such Indemnitee in connection with such action. In any such action


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the Corporation shall have the burden of proving that an Indemnitee is not entitled to the requested indemnification or advancement of expenses. The only defenses available to the Corporation (a) with respect to an action seeking indemnification under Section 5.02 shall be that the Indemnitee engaged in Prohibited Conduct, that the Liabilities and Expenses for which indemnification is sought do not come within the definitions of those terms as set forth in
Section 5.01 or that the Indemnitee did not provide the Corporation with the evidence it requested with respect to the incurrence of such Liabilities and Expenses and (b) with respect to an action seeking advancement of Expenses under Section 5.04 shall be that the Indemnitee failed to provide the Corporation with the undertaking required by Section 5.04 or with the evidence it requested with respect to the incurrence of such Expenses.

     5.06. ARBITRATION. Any dispute related to the right to indemnification or advancement of expenses as provided under this Article, except with respect to indemnification for liabilities arising under the Securities Act of 1933 that the Corporation has undertaken to submit to a court for adjudication, shall be decided only by arbitration in the metropolitan area in which the principal executive offices of the Corporation are located at the time, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, one of which shall be selected by the Corporation, the second of which shall be selected by the Indemnitee and the third of whom shall be selected by the other two arbitrators. In the absence of the American Arbitration Association, or if for any reason arbitration rules of the American Arbitration Association cannot be initiated, or if one of the parties fails or refuses to select an arbitrator or if the arbitrators selected by the Corporation and the Indemnitee cannot agree on the selection of the third arbitrator within 30 days after such time as the Corporation and the Indemnitee have each been notified of the selection of the other's arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in such metropolitan area. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction.

     5.07. INSURANCE AND FUNDING. The Corporation may purchase and maintain insurance on behalf of any Indemnitee to protect itself and such Indemnitee against any Liabilities or Expenses, whether or not the Corporation has the power to indemnify such Indemnitee against the same under the provisions of this Article. The Corporation may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means, whether or not similar to the foregoing, to ensure the payment of such sums as the Board may reasonably determine to be necessary or desirable in order to effect the provisions of this Article.

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     5.08. NON-EXCLUSIVITY; NATURE AND EXTENT OF RIGHTS. The rights to indemnification and advancement of expenses provided for in this Article shall not be deemed exclusive of any other rights to which an Indemnitee may be entitled under any bylaw, agreement, vote of shareholders, vote of disinterested directors or otherwise. The provisions of this Article (a) shall be deemed to be a contract with each person who serves the Corporation in any capacity which grants him Indemnitee status at any time while this Article is in effect, and each such person shall be deemed to be serving in reliance on the provisions of this Article, (b) shall continue as to each Indemnitee who has ceased to have such status with respect to periods when he had such status and (c) shall inure to the benefit of each Indemnitee's heirs and legal representatives. Any amendment or repeal of this Article, and any amendment to the Articles or any other provision of these By-Laws, which has the effect of limiting in any way the rights to indemnification or advancement of expenses granted in this Article shall operate prospectively only and shall not have any effect with respect to any action taken, or any failure to act, by an Indemnitee prior to the effective date of such amendment or repeal.


                                   ARTICLE VI

                        SHARE CERTIFICATES AND TRANSFERS

     6.01. SHARE CERTIFICATES. Share certificates shall be in such form as the Board may from time to time determine. Share certificates shall be numbered and shall be entered in the books of the Corporation as they are issued. Every share certificate shall exhibit the holder's name and the number of shares, shall be signed by the President or any Vice President and countersigned by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary and sealed with the corporate seal, which may be an engraved or printed facsimile.

     6.02. TRANSFERS. Subject to any restriction on transfer imposed by law or contained in the Articles or any agreement between the Corporation and any shareholder, shares of the Corporation's capital stock shall, upon surrender and cancellation of the certificate or certificates representing the same, be transferred upon the books of the Corporation at the request of the holder thereof named in the surrendered certificate or certificates, in person, by his legal representative or by his attorney duly authorized by a written power of attorney filed with the Corporation.

     6.03. RECORD HOLDER OF SHARES. The Corporation shall be entitled to treat the record holder of any shares of the Corporation's capital stock, as set forth in the books of the Corporation, as the absolute owner thereof, and shall not be

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

required to recognize any equitable or other claim to or interest in any of such shares.

     6.04. LOSS OR DESTRUCTION OF CERTIFICATES. In case of loss or destruction of a share certificate, another may be issued in lieu thereof in such manner and upon such terms as the Board shall authorize in each particular case.


                                  ARTICLE VII

                                 MISCELLANEOUS

     7.01. FINANCIAL REPORT TO SHAREHOLDERS. Within 100 days after the close of each fiscal year of the Corporation, the Corporation shall mail or otherwise furnish to each shareholder its financial statement as of the end of such fiscal year. Each such financial statement shall be prepared in accordance with generally accepted accounting principles and shall (a) include, at a minimum, a balance sheet as of the end of such fiscal year and a statement of income and expenses for such fiscal year and (b) be accompanied by the report of the accountant who audited or reviewed the same or, if such financial statement was not audited or reviewed by an accountant, by a statement of the Treasurer or other person in charge of the financial records of the Corporation
(i) stating that he reasonably believes that such financial statement was prepared in accordance with generally accepted accounting principles and (ii) describing any material respects in which such financial statement was not prepared on a basis consistent with the financial statement for the previous year.

     7.02. AMENDMENT OF BY-LAWS. These By-Laws may be amended or repealed, and additional provisions may be adopted, by the Board (except as otherwise provided in BCL Section 1504(b)) or the shareholders at any regular or special meeting thereof. If such change is to be effected at a meeting of the shareholders, the notice of such meeting shall state that a purpose of such meeting is to consider such change, and a copy of the proposed change or a summary thereof shall be included with such notice.


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